UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 14, 2002, at the recommendation of the Audit Committee, the Board of Directors of Glenborough Realty Trust Incorporated (the “Corporation”) decided to dismiss Arthur Andersen LLP (“Arthur Andersen”) as the Corporation’s independent public accountants and decided to appoint KPMG LLP (“KPMG”) to serve as the Corporation’s independent public accountants for the fiscal year ending December 31, 2002. On July 18, 2002, KPMG, upon the completion of its standard client acceptance procedures, was formally engaged as our independent public accountants for the fiscal year ending December 31, 2002.

Arthur Andersen’s reports on the Corporation’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen’s report on the Corporation’s consolidated financial statements for the fiscal year ended December 31, 2001 was issued on an unqualified basis in conjunction with the publication of the Corporation’s Annual Report on Form 10-K.

During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation’s consolidated financial statements for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Arthur Andersen with a copy of the foregoing disclosures.

During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, the Corporation did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matter that was the subject of a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: July 18, 2002	By:	/s/ Robert Batinovich

Robert Batinovich Chairman and Chief Executive Officer